UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 21, 2016

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number)	95-1797918 (I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 22, 2016 the Board of Directors of the Company announced that Mr.  Daniel T. Carter was elected as a director of WD-40 Company. This change was effective March 21, 2016.

Mr. Carter currently serves as executive vice president and chief financial officer for BevMo! Inc. Mr. Carter’s financial expertise and in-depth knowledge of the retail industry provide the Board with a breadth of relevant skill and experience.

Mr. Carter has held many financial leadership roles including executive vice president and chief financial officer of Semtek, Inc. from 2008 to 2009; executive vice president and chief financial officer of Charlotte Russe Holding, Inc. from 1998 to 2007; and chief financial officer of Advanced Marketing Services from 1997 to 1998. From 1986 to 1997 he was employed by Price Club and its follow-on entities, serving as senior vice president for PriceCostco and chief financial officer for Price Enterprises.  Mr. Carter began his career as an auditor with Ernst & Young and received his bachelor of business administration in accounting from the University of Oklahoma.

Mr. Carter was elected to fill a vacancy on the Board of Directors created by approval of a resolution to increase the authorized number of directors from nine to ten.  Mr. Carter has been appointed to serve as a member of the Audit Committee and the Corporate Governance Committee of the Board of Directors.

For his service as a director from the date of his election to the next annual meeting of stockholders, Mr. Carter is entitled to compensation in accordance with the terms of the WD-40 Directors’ Compensation Policy and Election Plan adopted by the Company’s Board of Directors on October 12, 2015. Accordingly, Mr. Carter has received a restricted stock unit (“RSU”) award covering 519 shares of the Company’s common stock, which has a fair market value of $55,434.39 as of the March 21, 2016 award grant date. The RSU award is fully vested and provides for the issuance of 519 shares of the Company’s common stock to Mr. Carter following his termination of service as a director. Until issuance of the RSU shares, the RSUs awarded will be entitled to receive dividend equivalent payments with respect to the RSUs, payable in cash as and when dividends are declared upon the Company’s common stock. In accordance with the WD-40 Directors’ Compensation Policy and Election Plan, Mr. Carter is also entitled to receive annual base compensation for service as a director until the next annual meeting of stockholders in the amount of $37,500. Mr. Carter has elected to receive the entire amount of such base compensation in the form of an RSU award. Such RSU award will be granted by the Company’s Board of Directors at its next meeting. The RSU award will have the same terms and conditions as the award described above.  As a member of the Audit Committee and the Corporate Governance Committee, Mr. Carter will receive additional cash compensation of $8,000 and $4,000, respectively, for his service on each committee until the next annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: March 25, 2016	/s/ JAY W. REMBOLT
Jay W. Rembolt
Vice President, Finance
Treasurer and Chief Financial Officer